                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                   NOVEMBER-99

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TOTAL TRUST                                          JUN-99                          JUL-99                       AUG-99
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    TOTAL ENDING BALANCE                      2,050,224,358                   2,051,458,697                2,033,846,046
       ENDING PRINCIPAL BALANCE               1,978,731,197                   1,977,731,155                1,961,555,169
       ENDING NON-PRINCIPAL BALANCE              71,493,160                      73,727,542                   72,290,877

       YIELD                                     38,630,890    23.61%            34,950,879    21.20%         40,239,315   24.42%

       CHARGE-OFFS                              (7,558,656)    -4.62%           (7,324,422)    -4.44%        (7,630,109)   -4.63%

       NET YIELD: (YIELD - C/O)                  31,072,234    18.99%            27,626,456    16.75%         32,609,206   19.79%

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SERIES 1996-1                                        JUN-99                          JUL-99                       AUG-99
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    MONTH-END INVESOR BALANCE                 1,115,151,821                   1,115,151,821                1,115,151,821
    INVESTOR PERCENTAGE                              56.78%    ------                56.36%    ------             56.39%   ------
    3-MONTH AVG. EXCESS SERVICING                              10.41%                          10.19%                      11.03%
                                                               ------                          ------                      ------

    YIELD                                        21,936,452    23.61%            19,697,236    21.20%         22,689,103   24.42%

       CHARGE-OFFS                              (4,292,163)    -4.62%            -4,127,818    -4.44%        (4,302,268)   -4.63%
       CERTIFICATE INTEREST                     (4,832,902)    -5.20%            -5,345,910    -5.75%        (5,094,266)   -5.48%
       SERVICING FEE                            (1,858,586)    -2.00%            -1,858,586    -2.00%        (1,858,586)   -2.00%

    EXCESS SERVICING                             10,952,800    11.79%             8,364,921     9.00%         11,433,982   12.30%

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TOTAL TRUST                                           SEP-99                      OCT-99                     NOV-99
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    TOTAL ENDING BALANCE                       2,025,328,662               2,023,252,836              2,030,172,328
       ENDING PRINCIPAL BALANCE                1,949,997,427               1,947,023,736              1,954,237,717
       ENDING NON-PRINCIPAL BALANCE               75,331,235                  76,229,100                 75,934,611

       YIELD                                      33,244,466   20.34%         35,411,885  21.79%         37,826,553    23.31%

       CHARGE-OFFS                               (7,719,220)   -4.72%        (7,723,886)  -4.75%        (6,837,774)    -4.21%

       NET YIELD: (YIELD - C/O)                   25,525,246   15.62%         27,687,999  17.04%         30,988,779    19.10%

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SERIES 1996-1                                         SEP-99                      OCT-99                     NOV-99
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    MONTH-END INVESOR BALANCE                  1,115,151,821               1,115,151,821              1,115,151,821
    INVESTOR PERCENTAGE                               56.85%    -----             57.19%   -----             57.27%     -----
    3-MONTH AVG. EXCESS SERVICING                               9.78%                      9.85%                        9.58%
                                                                -----                      -----                        -----

    YIELD                                         18,899,637   20.34%         20,251,118  21.79%         21,665,041    23.31%

       CHARGE-OFFS                               (4,388,407)   -4.72%        (4,417,086)  -4.75%        (3,916,314)    -4.21%
       CERTIFICATE INTEREST                      (5,197,650)   -5.59%        (5,396,112)  -5.81%        (5,216,235)    -5.61%
       SERVICING FEE                             (1,858,586)   -2.00%        (1,858,586)  -2.00%        (1,858,586)    -2.00%

    EXCESS SERVICING                               7,454,994    8.02%          8,579,334   9.23%         10,673,906    11.49%

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